Exhibit 10.2     Amendment #2

TERM & RELOC 2010

Real Estate Term Loan #10053500
Real Estate Line of Credit #10053600

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND Amendment to Credit Agreement ("Amendment") is dated and made effective as of DECEMBER 21, 2011 between ALICO, INC., a Florida corporation ("Alico. Inc."); ALICO-AGRI, LTD., a Florida limited partnership ("Alico-Agri); ALICO PLANT WORLD, L.L.C., a Florida limited liability company ("Plant World"); BOWEN BROTHERS FRUIT, LLC, a Florida limited liability company ("Bowen"); and ALICO LAND DEVELOPMENT, INC., a Florida corporation ("ALDI") (Alico Inc.; AIico-Agri; Plant World; Bowen; and ALDI are individually and collectively, "Borrower") and RABO AGRIFINANCE, INC. , a Delaware corporation ("Lender").

PRELIMINARY STATEMENT. The Borrower and the Lender have entered into a Credit Agreement dated September 8, 2010 (said agreement is hereinafter referred to as the "Credit Agreement," the terms defined in the Credit Agreement are used herein as therein defined).

The Borrower and the Lender wish to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the Borrower and the Lender agree as follows:

Under ARTICLE 2 - THE REAL ESTATE LINE OF CREDIT, the following items #2.07 and #7.08 are hereby modified, as applicable, and shall now read as follows:

2.07 Interest Margin Adjustment.

(a) Commencing on February 1, 2011 and on each January 1 thereafter (each a "Line of Credit Margin Adiustment Date"), Lender shall Adjust the Interest Rate Margin applicable to the Line of Credit to an Interest Rate Margin determined pursuant to the Pricing Grid attached hereto as Exhibit A (that, and any replacement pricing grid, the "Pricing Grid') based on Borrower's Debt Service Coverage Ratio for the immediately preceding fiscal year. Category 2 pricing shall apply for interest accruing from Closing through the first Adjustment Date.

On October 1, 2015, Lender may Adjust the Interest Rate Margins set forth in the Pricing Grid applicable to the Line of Credit Loan to any percent per annum determined by Lender. Lender shall notify Borrower of the new Interest Rate Margins (and Pricing Grid) not less than 30 days prior to the applicable date of Adjustment. The Pricing Grid shall become effective upon the applicable date of Adjustment at the Debt Service Coverage Ratio category then in effect; except that Borrower may, at its option, prior to the applicable date of Adjustment, notify Lender that Borrower will Prepay the entire unpaid principal balance of the Line of Credit Loan, all accrued interest and other charges due under the Line of Credit Loan, and terminate its ability to draw under the Line of Credit. Upon giving such notice, Borrower shall pay the entire unpaid principal balance of the Line of Credit Loan, without prepayment fee or penalty, within 90 days after the applicable date of Adjustment. If Lender does not receive such notice, Borrower will be deemed to have acknowledged and accepted the new Pricing Grid. A notice of election to prepay will not affect the effective date of the Adjustment of the Interest Rate Margins.

7.08 Reporting Requirements. Borrower shall furnish to Lender:

(b)	as soon as available, but no later than 90 days after the end of each fiscal year, a copy of CPA Audited Consolidated financial statements of Borrower for that period;

Reference to and Effect on the Credit Agreement.

(a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Governinq Law. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof ) of the State of Florida.

Expenses. The Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, Legal Fees incurred in connection with the preparation of this Amendment and advising the Lender as to its rights, and the cost of any credit verification reports or field examinations of the Borrower's properties or books and records). The Borrower's obligations to the Lender under this Section shall survive termination of this Agreement and repayment of the Borrower's obligations to the Lender under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER

Alico, Inc., a Florida corporation

By:	/s/ J.D. Alexander
J.D Alexander, Chief Executive Officer

Alico-Agri, Ltd., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

By:	/s/ J.D. Alexander
J.D Alexander, Chief Executive Officer

Reference to and Effect on the Credit Agreement

(a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" "hereof', "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof ) of the State of Florida.

Expenses. The Borrower shall pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, and administration of this Amendment (including, without limitation, Legal Fees incurred in connection with the preparation of this Amendment and advising the Lender as to its rights, and the cost of any credit verification reports or field examinations of the Borrower's properties or books and records) The Borrower's obligations to the Lender under this Section shall survive termination of this Agreement and repayment of the Borrower's obligations to the Lender under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER

Alico, Inc., a Florida corporation

By:	/s/ J.D. Alexander
J.D Alexander, Chief Executive Officer

Alico-Agri, Ltd., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

By:	/s/ J.D. Alexander
J.D Alexander, Chief Executive Officer

Alico Plant World, L.L.C., a Florida limited liability company

By:	Alico, Inc., a Florida corporation, its Manager

By:	/s/ J.D. Alexander
J.D Alexander, Chief Executive Officer

Bowen Brothers Fruit, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation, Its Managing Member

By:	/s/ J.D. Alexander
J.D Alexander, Chief Executive Officer

Alico Land Development Inc., a Florida corporation

	By:	/s/ J.D. Alexander
J.D Alexander Chief Executive Officer

Address for notices: 640 South Main Street Labelle, Florida 33935 ATTN: Chief Financial Officer

LENDER

Address for notices:	RABO AGRIFINANCE, INC.

12443 Olive Blvd, Suite 50
St. Louis, MO 63141
Attention: Customer Service Representative	By:	/s/ Judy A. Cochran
		Name:	Judy A. Cochran
		Title:	Asst. V.P.

EXHIBIT A
PRICING GRID

The Percentage Margin will be adjusted annually, on the first of each January, based upon the Borrower’s Debt Coverage Service Ratio for the immediately preceding fiscal year. Category 2 pricing will apply from the Closing Date until February 1, 2011, at which time the pricing grid specified below will apply.

Debt Service Coverage Ratio	Percentage Margin	Default Rate
Category 1 ≥1.75x	2.25%	Category 3 Pricing + 5.00%
Category 2 ≥1.15x and <1.75x	2.50%	Category 3 Pricing + 5.00%
Category 3 <1.15x	2.75%	Category 3 Pricing + 5.00%

In the event of default, the Default Rate shall apply regardless of the level of the Debt Service Coverage Ratio The Default Rate will be 5% in excess of Category 3 Pricing.

Alico Term & RELOC 2010
Credit Agreement

22